Exhibit 99.1

BROCADE CONTACTS

Public Relations John Noh Tel: 408-333-5108 jnoh@brocade.com	Investor Relations Robert Eggers Tel: 408-333-8797 reggers@brocade.com

Brocade Reports Fiscal Q2 2012 Results

GAAP EPS Increased 58% Yr./Yr.; Non-GAAP EPS Increased 24% Yr./Yr.

Driven by Margin Expansion, Debt Reduction and Share Repurchases

Announces $500 Million Additional Stock Repurchase Authorization

SAN JOSE, Calif., May 17, 2012 — Brocade® (NASDAQ: BRCD) today reported financial results for its second fiscal quarter ended April 28, 2012. Brocade reported second quarter revenue of $543.4 million, representing a decrease of 1% year-over-year and 3% quarter-over-quarter and resulting in diluted earnings per share of $0.08 on a GAAP basis and diluted earnings per share of $0.15 on a non-GAAP basis, up 58% and 24% year-over-year, respectively.

“We ended the quarter with revenue of $543 million, which came in at the high-end of our guidance, and exceeded our expectations for non-GAAP EPS, which was up 24% year-over-year. Our focus remains on driving profitability in the near-term as we invest in the business and position Brocade for long-term success. We will continue to drive innovation, leverage our investments and maintain spending discipline through the remainder of fiscal year 2012. We are committed to growing revenues with the goal of increasing profits faster than revenue this year and to driving shareholder value by continuing to execute our strategy,” said Michael Klayko, CEO of Brocade.

Summary of Q2 2012 results:

•

Storage business revenue, including products and services, was $400.1 million, up 3% year-over-year and down 2% sequentially. Storage product revenue increased 4% year-over-year and decreased 3% sequentially, slightly better than expected in a seasonally soft quarter for our OEM partners. Brocade’s industry-leading 16 Gbps Fibre Channel portfolio, which includes the Brocade 6505 entry-level switch launched during Q2 2012, represented 23% of total Director and Switch revenue in the quarter. Excluding $5.1 million of revenue from the divested SBS business unit in Q2 2011, storage business revenue was up 4% year-over-year.

•

Ethernet business revenue, including products and services, was $143.4 million, down 10% year-over-year and down 7% quarter-over-quarter. Revenue performance for the Ethernet business was impacted by continued softness in Federal sales which was down 12% year-over-year and 20% quarter-over-quarter. Enterprise business revenue was down 22% year-over-year due in part to the transition to a two-tier distribution channel model that impacted sales and average selling prices. While Enterprise revenue did improve from the prior quarter, the Company remains focused on driving higher revenue and profitability in this segment going forward. Service Provider business revenue was up 18% year-over-year driven by growth in the number of customers, but was down quarter-over-quarter as these customers made fewer large purchases.

•

GAAP gross margin was 62.0% and non-GAAP gross margin was 64.8% in Q2 2012, compared to 59.9% and 63.4% in Q2 2011, respectively. The improvement in gross margin was driven by a favorable mix to higher margin Storage products and margin expansion in Global Services primarily from the sale of the SBS business unit that was completed in September 2011.

•

GAAP operating margin was 9.5% and non-GAAP operating margin was 18.6% in Q2 2012, compared to 8.4% and 18.0% in Q2 2011, respectively. The improvement in operating margin was driven by the higher gross margin partially offset by higher operating expenses in Q2 2012.

•

Operating cash flow was $140.3 million, in Q2 2012. During the quarter, the Company reduced its term loan by $50.0 million resulting in the term loan balance of $70.0 million exiting the quarter. Interest expense was $12.7 million in Q2 2012, down 39% year-over-year, due to a reduction of the term loan principal by $182.3 million over the last 12 months and the refinancing of the loan in June 2011 which lowered the interest rate.

•	Non-GAAP EPS of $0.15 in Q2 2012 was up 24% year-over-year, which marks the third consecutive quarter of non-GAAP EPS year-over-year growth of nearly 20% or more.

•	Non-GAAP EPS included a tax benefit of approximately $8.3 million from the closure of various tax audits in the United States during Q2 2012.

•

Average diluted shares outstanding exiting Q2 2012 were down 24.7 million shares from Q2 2011 principally from share repurchases during the past year including 4.4 million shares ($25 million) repurchased during Q2 2012. Brocade has already repurchased more than $30 million of shares during Q3 2012.

•

The Brocade Board of Directors recently approved an increase of $500 million to the authorized stock repurchase program which brings the remaining balance to approximately $624 million as of yesterday. With this action from the Board, Brocade plans to be more active with the Company’s share repurchases.

“The Company is always looking for ways to further enhance shareholder value. With the Company’s improving debt position and strong cash flow, I am pleased with the Board’s decision to increase the authorization for Brocade’s stock repurchase program. The Company remains diligent in its efforts to refine and enhance its strategies to appropriately evolve the business while driving growth and consistent profitability,” said Mr. Klayko.

Brocade management will host a conference call to discuss fiscal second quarter results and fiscal third quarter outlook today at 2:30 p.m. PT (5:30 p.m. ET). To access the webcast please go to www.brcd.com/events.cfm. A replay of the conference call, as well as corresponding slides and a written transcript, will be available at www.brcd.com.

Other Q2 2012 product, customer and partner announcements are available at http://newsroom.brocade.com/.

Brocade

130 Holger Way, San Jose, CA. 95134

T. 408.333.8000 F. 408.333.8101

www.brocade.com

Financial Highlights and Additional Financial Information

	Q2 2012	Q1 2012	Q2 2011
Revenue	$543M	$561M	$548M
GAAP net income	$39M	$59M	$26M
Non-GAAP net income	$72M	$93M	$61M
GAAP EPS — diluted	$0.08	$0.12	$0.05
Non-GAAP EPS — diluted	$0.15	$0.20	$0.12
GAAP gross margin	62.0%	61.5%	59.9%
Non-GAAP gross margin	64.8%	64.8%	63.4%
GAAP operating income	$52M	$69M	$46M
Non-GAAP operating income	$101M	$120M	$98M
GAAP operating margin	9.5%	12.4%	8.4%
Non-GAAP operating margin	18.6%	21.5%	18.0%
Adjusted EBITDA (1)	$123M	$140M	$121M
Cash provided by operations	$140M	$127M	$114M

•	Q2 2012 effective GAAP tax benefit was 1.8% and effective non-GAAP effective tax rate was 17.8%.
•	Q2 2012 total Storage Area Networking (SAN) port shipments were approximately 1.1 million.

Please see important note of explanation on Non-GAAP measures below, including a detailed reconciliation between GAAP and Non-GAAP information in the tables included herein.

	Q2 2012	Q1 2012	Q2 2011
As a % of total revenues
OEM revenues	70%	69%	64%
Channel/Direct revenues	30%	31%	36%
10% or greater customer revenues	58%	48%	53%
Domestic revenues	65%	61%	62%
International revenues	35%	39%	38%
Data Storage Products Revenues	63%	63%	60%
Ethernet Products Revenues	21%	22%	23%
Global Services Revenue	16%	15%	17%
Ethernet Business Revenues (2)	26%	28%	29%
As a % of Ethernet Business Revenues:
Enterprise, excluding Federal	54%	45%	61%
Federal	11%	13%	12%
Service Provider	35%	42%	27%

	Q2 2012	Q1 2012	Q2 2011
Cash, cash equivalents and short-term investments	$545M	$485M	$466M
Deferred revenues	$278M	$278M	$272M
Capital expenditures	$21M	$18M	$27M
Total debt, net of discount	$670M	$720M	$836M
Days sales outstanding	36 days	36 days	48 days
Employees at end of period	4,600	4,542	4,762

1)	Adjusted EBITDA is as defined in the Term Debt Credit Agreement.
2)	Ethernet Business revenues include product and global services revenues.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. In evaluating Brocade’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.

Management believes that non-GAAP financial measures used in this press release allow management to gain a better understanding of Brocade’s comparative operating performance both from period to period, and to its competitors’ operating results. Management also believes these non-GAAP financial measures help indicate Brocade’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP financial measures, when read in conjunction with Brocade’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of Brocade’s ongoing operating results;

•	the ability to make more meaningful comparisons of Brocade’s operating performance against industry and competitor companies;

•	the ability to better identify trends in Brocade’s underlying business and to perform related trend analysis;

•	a better understanding of how management plans and measures Brocade’s underlying business; and

•	an easier way to compare Brocade’s most recent results of operations against investor and analyst financial models.

Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of Brocade’s continuing operations. Management believes that it is appropriate to evaluate Brocade’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) provision or benefit from certain pre-acquisition litigation (ii) legal fees associated with certain pre-acquisition litigation, (iii) legal fees associated with indemnification obligations and other related costs, net, (iv) acquisition and integration costs, (v) loss on sale of property, (vi) interest expense related to the adoption of new standards relating to convertible debt instruments, (vii) original issue discount and debt issuance costs of debt related to lenders that did not participate in refinancing, and (viii) loss on sale of a subsidiary.

Management also excludes the following non-cash charges in determining non-GAAP net income (i) stock-based compensation expense and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for Brocade’s newly acquired and long-held businesses.

Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

Limitations These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering Brocade’s GAAP results. The non-GAAP financial measures that Brocade uses are not prepared in accordance with, and should not be considered an alternative to measurements required by GAAP, such as operating income, net income and net income per share, and should not be considered measurements of Brocade’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measurements reported by other companies.

Cautionary Statement

This press release contains statements that are forward-looking in nature, including statements regarding Brocade’s strategy and its routes to market. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, changes in IT spending levels in one or more of our target markets including the government sector, Brocade’s ability to capitalize on new Brocade sales and marketing initiatives, including expanded go-to-market activities in our Ethernet business, customer acceptance of Brocade’s Ethernet fabric solutions, Brocade’s ability to continue to successfully innovate new products and services on a timely basis and achieve widespread market acceptance, and the effect of increasing market competition and changes in the industry. Certain of these and other risks are set forth in more detail in our Form 10-Q for the fiscal quarter ended January 28, 2012 and in “Item 1A. Risk Factors” in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 29, 2011. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

About Brocade

Brocade (NASDAQ: BRCD) networking solutions help the world’s leading organizations transition smoothly to a world where applications and information reside anywhere. (www.brocade.com)

Brocade, the B-wing symbol, DCX, Fabric OS, and SAN Health are registered trademarks, and Brocade Assurance, Brocade NET Health, Brocade One, CloudPlex, MLX, VCS, VDX, and When the Mission Is Critical, the Network Is Brocade are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. Other brands, products, or service names mentioned are or may be trademarks or service marks of their respective owners.

©2012 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	April 28, 2012	April 30, 2011	April 28, 2012	April 30, 2011
	(In thousands, except per share amounts)
Net revenues
Product	$456,104	$457,495	$932,406	$914,524
Service	87,335	90,869	171,675	179,596

Total net revenues	543,439	548,364	1,104,081	1,094,120

Cost of revenues
Product	164,177	171,075	339,584	348,691
Service	42,180	48,680	82,646	95,937

Total cost of revenues	206,357	219,755	422,230	444,628

Gross margin	337,082	328,609	681,851	649,492
Operating expenses:
Research and development	92,931	91,941	182,250	183,349
Sales and marketing	158,855	156,979	311,543	309,646
General and administrative	18,790	18,469	37,140	36,559
Legal fees associated with indemnification obligations and other related costs, net	—	—	—	124
Amortization of intangible assets	14,737	15,023	29,730	31,213

Total operating expenses	285,313	282,412	560,663	560,891

Income from operations	51,769	46,197	121,188	88,601
Interest expense	(12,729)	(20,745)	(25,775)	(42,291)
Interest and other income (loss), net	(452)	16	(1,448)	359

Income before income tax benefit	38,588	25,468	93,965	46,669
Income tax benefit	(708)	(611)	(3,915)	(6,328)

Net income	$39,296	$26,079	$97,880	$52,997

Net income per share — basic	$0.09	$0.06	$0.22	$0.11

Net income per share — diluted	$0.08	$0.05	$0.21	$0.11

Shares used in per share calculation — basic	457,541	473,209	455,017	469,158

Shares used in per share calculation — diluted	476,848	501,511	472,793	496,338

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	April 28, 2012	October 29, 2011
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$544,339	$414,202
Short-term investments	797	774

Total cash, cash equivalents and short-term investments	545,136	414,976
Accounts receivable, net of allowances for doubtful accounts of $1,144 and $1,388 at April 28, 2012 and October 29, 2011, respectively	217,837	249,141
Inventories	81,551	74,172
Deferred tax assets	62,014	53,604
Prepaid expenses and other current assets	52,277	52,308

Total current assets	958,815	844,201
Property and equipment, net	527,226	532,384
Goodwill	1,625,931	1,630,967
Intangible assets, net	160,164	214,697
Non-current deferred tax assets	200,535	210,028
Other assets	40,341	42,031

Total assets	$3,513,012	$3,474,308

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$102,699	$109,471
Accrued employee compensation	129,901	118,298
Deferred revenue	207,084	201,421
Current liabilities associated with facilities lease losses	875	1,456
Current portion of long-term debt	17,330	40,539
Other accrued liabilities	95,245	94,802

Total current liabilities	553,134	565,987
Long-term debt, net of current portion	652,365	748,904
Non-current liabilities associated with facilities lease losses	2,122	2,496
Non-current deferred revenue	71,018	69,024
Non-current income tax liability	48,772	63,593
Other non-current liabilities	10,175	10,166

Total liabilities	1,337,586	1,460,170

Stockholders’ equity:
Common stock	458	448
Additional paid-in capital	2,051,063	1,984,830
Accumulated other comprehensive loss	(14,831)	(11,996)
Retained earnings	138,736	40,856

Total stockholders’ equity	2,175,426	2,014,138

Total liabilities and stockholders’ equity	$3,513,012	$3,474,308

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	April 28, 2012	April 30, 2011
	(In thousands)
Cash flows from operating activities:
Net income	$39,296	$26,079
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax (benefits) detriments from stock-based compensation	(185)	877
Depreciation and amortization	47,419	51,711
Loss on disposal of property and equipment	40	1,734
Amortization of debt issuance costs and original issue discount	1,392	4,466
Net (gains) losses on investments	(12)	6
Provision for doubtful accounts receivable and sales allowances	3,164	2,643
Non-cash compensation expense	23,858	22,530
Changes in assets and liabilities:
Accounts receivable	(1,638)	(26,042)
Inventories	(553)	(7,345)
Prepaid expenses and other assets	(1,311)	(3,889)
Deferred tax assets	170	(24)
Accounts payable	2,867	8,329
Accrued employee compensation	21,656	29,131
Deferred revenue	(353)	6,552
Other accrued liabilities	4,658	(1,900)
Liabilities associated with facilities lease losses	(200)	(1,153)

Net cash provided by operating activities	140,268	113,705

Cash flows from investing activities:
Purchases of short-term investments	—	(13)
Proceeds from maturities and sale of short-term investments	—	1
Proceeds from sale of subsidiary	250	—
Purchases of property and equipment	(20,713)	(27,180)

Net cash used in investing activities	(20,463)	(27,192)

Cash flows from financing activities:
Payment of principal related to the term loan	(50,000)	(58,892)
Payment of principal related to capital leases	(464)	(437)
Common stock repurchases	(25,066)	—
Proceeds from issuance of common stock	15,320	21,911
Excess tax benefits (detriments) from stock-based compensation	185	(877)

Net cash used in financing activities	(60,025)	(38,295)

Effect of exchange rate fluctuations on cash and cash equivalents	320	1,161

Net increase in cash and cash equivalents	60,100	49,379
Cash and cash equivalents, beginning of period	484,239	414,183

Cash and cash equivalents, end of period	$544,339	$463,562

BROCADE COMMUNICATIONS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended
	April 28, 2012	April 30, 2011
	(In thousands)
Cash flows from operating activities:
Net income	$97,880	$52,997
Adjustments to reconcile net income to net cash provided by operating activities:
Excess tax (benefits) detriments from stock-based compensation	(1,332)	877
Depreciation and amortization	97,524	104,233
Loss on disposal of property and equipment	296	1,910
Amortization of debt issuance costs and original issue discount	2,626	9,195
Net gains on investments	(24)	(10)
Provision for doubtful accounts receivable and sales allowances	5,864	5,071
Non-cash compensation expense	45,677	42,436
Changes in assets and liabilities:
Accounts receivable	25,440	24,031
Inventories	(7,379)	(17,664)
Prepaid expenses and other assets	300	(6,907)
Deferred tax assets	192	(30)
Accounts payable	(6,689)	(10,253)
Accrued employee compensation	8,643	19,715
Deferred revenue	7,657	21,169
Other accrued liabilities	(8,401)	(11,976)
Liabilities associated with facilities lease losses	(955)	(2,853)

Net cash provided by operating activities	267,319	231,941

Cash flows from investing activities:
Purchases of short-term investments	—	(38)
Proceeds from maturities and sale of short-term investments	—	20
Proceeds from sale of subsidiary	35	—
Purchases of property and equipment	(38,269)	(50,575)

Net cash used in investing activities	(38,234)	(50,593)

Cash flows from financing activities:
Payment of principal related to the term loan	(120,000)	(98,640)
Payment of principal related to capital leases	(920)	(868)
Common stock repurchases	(25,066)	—
Proceeds from issuance of common stock	47,261	47,388
Excess tax benefits (detriments) from stock-based compensation	1,332	(877)

Net cash used in financing activities	(97,393)	(52,997)

Effect of exchange rate fluctuations on cash and cash equivalents	(1,555)	1,227

Net increase in cash and cash equivalents	130,137	129,578
Cash and cash equivalents, beginning of period	414,202	333,984

Cash and cash equivalents, end of period	$544,339	$463,562

BROCADE COMMUNICATIONS SYSTEMS, INC.

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(Unaudited)

	Three Months Ended
	April 28, 2012	April 30, 2011
	(In thousands, except per share amounts)
Net income on a GAAP basis	$39,296	$26,079
Adjustments:
Stock-based compensation expense included in cost of revenues	4,596	4,167
Amortization of intangible assets expense included in cost of revenues	10,713	14,466
Legal fees associated with certain pre-acquisition litigation	—	216

Total gross margin adjustments	15,309	18,849

Legal fees associated with indemnification obligations and other related costs, net	—	—
Stock-based compensation expense included in research and development	5,603	5,111
Stock-based compensation expense included in sales and marketing	10,687	9,619
Stock-based compensation expense included in general and administrative	2,972	3,633
Amortization of intangible assets expense included in operating expenses	14,737	15,023

Total operating expense adjustments	33,999	33,386

Total operating income adjustments	49,308	52,235
Income tax effect of adjustments	(16,380)	(17,046)

Non-GAAP net income	$72,224	$61,268

Non-GAAP net income per share — basic	$0.16	$0.13

Non-GAAP net income per share — diluted	$0.15	$0.12

Shares used in non-GAAP per share calculation — basic	457,541	473,209

Shares used in non-GAAP per share calculation — diluted	476,848	501,511

BROCADE COMMUNICATIONS SYSTEMS, INC.

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(Unaudited)

	Six Months Ended
	April 28, 2012	April 30, 2011
	(In thousands, except per share amounts)
Net income on a GAAP basis	$97,880	$52,997
Adjustments:
Stock-based compensation expense included in cost of revenues	8,971	7,027
Amortization of intangible assets expense included in cost of revenues	24,803	28,933
Legal fees associated with certain pre-acquisition litigation	(51)	293

Total gross margin adjustments	33,723	36,253

Legal fees associated with indemnification obligations and other related costs, net	—	124
Stock-based compensation expense included in research and development	10,631	9,394
Stock-based compensation expense included in sales and marketing	20,463	18,411
Stock-based compensation expense included in general and administrative	5,612	7,604
Amortization of intangible assets expense included in operating expenses	29,730	31,213

Total operating expense adjustments	66,436	66,746

Total operating income adjustments	100,159	102,999
Income tax effect of adjustments	(33,003)	(34,249)

Non-GAAP net income	$165,036	$121,747

Non-GAAP net income per share — basic	$0.36	$0.26

Non-GAAP net income per share — diluted	$0.35	$0.25

Shares used in non-GAAP per share calculation — basic	455,017	469,158

Shares used in non-GAAP per share calculation — diluted	472,793	496,338